P R E S S
BARNWELL INDUSTRIES, INC.	R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:                       Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel:  (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS
YEAR-END AND FOURTH QUARTER RESULTS

HONOLULU, HAWAII, December 12, 2011 -- Barnwell Industries, Inc., (NYSE Amex: BRN) today reported a net loss of $109,000 ($0.01 per share – diluted) for the year ended September 30, 2011, as compared to net earnings of $3,840,000 ($0.46 per share – diluted) for the year ended September 30, 2010.  For the quarter ended September 30, 2011, Barnwell reported a net loss of $533,000 ($0.06 per share – diluted) as compared to net earnings of $84,000 ($0.01 per share – diluted) for the quarter ended September 30, 2010.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The loss for the year ended September 30, 2011 included $1,228,000 of reductions of the carrying value of our real estate and joint venture investments and real estate held for sale during the year. These reductions in carrying value had no effect on the Company’s liquidity or compliance with our credit agreements.

“Operating results decreased $3,949,000 as compared to last year.  This decrease was due to net earnings for year ended September 30, 2010 including an income tax benefit of $1,465,000 due to a change in tax law enacted in November 2009, whereas there was no such income tax benefit in this year; a decrease in percentage of sales payments received on sales of interests in leasehold land from $3,560,000 to $1,325,000; a 10% decline in natural gas prices; and a decrease in contract drilling operating results due to fewer well drilling contracts and drilling difficulties experienced on one contract.  Partially offsetting these declines were increased oil revenues as net oil production increased 12% and oil prices increased 22%.

“The loss for the three months ended September 30, 2011 included a $917,000 reduction of the carrying value of our real estate investments and real estate held for sale in the quarter which was partially offset by a $568,000 decrease in stock appreciation rights expense due to a decrease in the Company’s stock price in the current quarter.

 “The Company significantly increased its investments in oil and gas exploration and development by $7,814,000, or 142%, to $13,299,000 during the year ended September 30, 2011.  We participated in the drilling of 18 gross (4.4 net) wells this year, as compared to investing $5,485,000 through participation in the drilling of 23 gross (2.8 net) wells in the prior year. Of our 18 wells drilled in 2011, 16 gross (3.4 net) wells are considered to be successful, and 2 gross (1 net) wells were unsuccessful.

“With $9,834,000 in cash and cash equivalents at September 30, 2011, $5,441,000 in working capital and significant available credit, and having repaid $2,286,000 of long-term debt in fiscal 2011 after having repaid $5,000,000 in fiscal 2010, we believe the Company is in a solid financial position.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS (Unaudited)

	Year ended		Three months ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$38,460,000	$41,872,000	$8,871,000	$10,168,000

Net (loss) earnings	$(109,000)	$3,840,000	$(533,000)	$84,000

(Loss) earnings per share – basic	$(0.01)	$0.46	$(0.06)	$0.01

(Loss) earnings per share – diluted	$(0.01)	$0.46	$(0.06)	$0.01

Weighted average shares and
equivalent shares
outstanding:

Basic	8,277,160	8,273,848	8,277,160	8,277,160

Diluted	8,277,160	8,273,848	8,277,160	8,277,160